Exhibit 4.4

                             FLEXWEIGHT CORPORATION
                             1998 STOCK OPTION PLAN



            Adopted by the Board of Directors: August 3, 1998



     1.  Purpose.

     The  purpose  of  this  plan  (the  "Plan")  is to  secure  for  Flexweight
Corporation(the "Company") and its shareholders the benefits arising from capital stock ownership by employees or officers of, and consultants or advisors to, the Company who have contributed to the Company in the past and who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

     2. Type of Stock or Options and Administration.

          (a) Types of Stock or Options. The shares of Common Stock issued for services rendered or the stock options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (the "Board"), or a Committee (the "Committee") designated by the Board of Directors. The stock options are non-statutory options and are not intended to meet the requirements of Section 422 of the Code.

          (b) Administration. The Plan will be administered by the Board, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state laws and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a Committee appointed by the Board, and if the Committee is so appointed all references to the "Board" in this Plan shall mean and relate to such Committee. The Board may in its sole discretion authorize the issuance of Common Stock for services rendered, or may grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan; or the Board may delegate the power to issue shares or grant options to the Committee. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective stock issuance agreements, the option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective stock issuance agreements or option agreements, which need not be identical, and to make all other determinations in the judgment of the Board necessary or

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desirable for the  administration  of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock issuance agreement or option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board or the Committee shall be liable for any action or determination under the Plan made in good faith.

          (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

     3.  Eligibility

          (a) General. Options may be granted to persons who are, at the time of issuance or grant, employees or officers of, or consultants or advisors to, the Company; and Common Stock or Options may be issued to consultants or advisors who have rendered (in the case of stock issuances) or are rendering and are expected to continue to render (in the case of Options) consulting or advisory services, including Professional advisory services, to the Company, not involving a capital raising transaction.


          (b) Grant of Options to Officers. The selection of an officer (as the term "officer" is defined for purposes of Rule 16b-3) as a recipient of either stock or an option, the timing of the stock issuance or the option grant, the exercise price of the option and the number of shares subject to the issuance or the option shall be determined either (i) by the Board, or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person". For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b- 3, as such term is interpreted from time to time.

          (c) Issuance of Stock. Stock may be issued only to eligible persons for (i) services (as defined in Section 3(a) above) which have been rendered (including incidental expenses incurred in connection with the rendering of services) to the Company, or (ii) upon the exercise of previously granted stock options.

     4.  Stock Subject to Plan.

     Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan, including shares issuable pursuant to the exercise of stock options, is 1,500,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants or stock issuances under the Plan.

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     5. Forms of Stock Issuance Agreements and Option Agreements.

     As a condition to the issuance of Stock or the grant of an option under the Plan, each recipient of either stock or an option shall execute either an employee or advisor compensation agreement or an option agreement in such form not inconsistent with the Plan as may be approved by the Board. Such agreements may differ among recipients.

     6.  Purchase Price.

          (a) General. The stock issuance price and the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board.


          (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned and held by the optionee for at least twelve months and having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board), or (iii) by any combination of such methods of payments. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of any option shall be determined by the Board.

     7.  Option Period.

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, and options shall be subject to earlier termination as provided in the Plan.

     8.  Exercise of Options.

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

     9.  Nontransferability of Options.

     All options granted to Reporting Persons shall not be assignable or

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transferable  by the person to whom they are granted,  either  voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

     10. Effect of Termination of Employment or Other Relationship.

          (a) Options. Subject to the provisions of the Plan, the Board shall determine the period of time during which an optionee or his/her valid assigns may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee, but such period shall in no event be less than three months. Such periods shall be set forth in the agreement evidencing such option.

          (b) Stock. Shares of stock that are issued for services rendered pursuant to this Plan may not be canceled by the Company; provided that when the shares are issued, the recipient of the shares shall acknowledge having received full payment for the services previously rendered and shall waive any right to additional or different payment by the Company for such services.

     11.  Additional Provisions.

          (a) Additional Option Provisions. The Board may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitations restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

          (b) Acceleration, Extension, Etc. The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Rule 16b-3.

     12.  General Restrictions.

     The shares issued pursuant to this Plan and each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares, including the shares subject to such option, upon any

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securities  exchange  or under any state or federal  law, or that the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such shares may not be issued or such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board.

     13. Rights as a Shareholder.

     The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     14. Adjustment Provisions for Recapitalizations and Related Transactions.

          (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities, of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Rule 16b-3.

          (b)  Board Authority to Make Adjustments.

Any adjustments under this Section 14 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

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     15.  Merger, Consolidation, Asset Sale, Liquidation, Etc.

          (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transactions unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger ( "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

          (b) Substitute Stock or Options. The Company may issue stock or grant options under the Plan in substitution for stock or options held by employees of, or consultants or advisors to, another corporation who become employees of or consultants or advisors to the Company or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute stock be issued or options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     16.  No Special Employment Rights.

     Nothing contained in the Plan or in any stock issuance or option shall confer upon any recipient or optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the recipient or optionee.

     17. Amendment of the Plan.

          (a) The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the

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shareholders of the Company is required under any law or rule, the Board may not effect such modification or amendment without such approval.

          (b) The termination or any modification or amendment of the Plan shall not, without the consent of a recipient of stock or an optionee, affect his or her rights under stock or an option previously issued or granted to him or her. With the consent of the recipient or optionee affected, the Board may amend outstanding stock agreements or option agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding stock or option to the extent necessary to ensure the qualifications of the Plan under Rule 16b-3.

     18.  Withholding.

          (a) The Company shall have the right to deduct from payments of any kind otherwise due to the recipient or optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued or issuable upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the recipient or optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issued or issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the recipient or the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligations. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A recipient or optionee who has made an election pursuant to this Section 18(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

          (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

     19. Cancellation and New Grant of Options, Etc.

     The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution thereof of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

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     20. Effective Date and Duration of the Plan.

          (a) Effective Date. The Plan shall become effective when adopted by the Board. Amendments to the Plan shall become effective when adopted by the Board. Shares may be issued and options may be granted under the Plan at any time after the effective date and before the date fixed as the termination date of the Plan.

          (b) Termination. Unless sooner expressly terminated in accordance with the provisions of the Plan, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the issuance of shares or the exercise or cancellation of options granted under the Plan. Unless sooner expressly terminated in accordance with the provisions of the Plan, the Plan shall terminate with respect to options on the date specified in (ii) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

     21.  Provision for Foreign Participants.

     The Board of Directors, may, without amending the Plan, modify stock issuances or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdiction with respect to tax, securities, currency, employee benefit or other matters.

     22. Registration of Shares and Options.

     In the Board's discretion, the Board may agree with respect to certain shares and options issued under the Plan, to prepare and file Registration Statements on Form S-8, which Registration Statements may include reoffer prospectuses as that term is defined in Form S-8, to register and continue to keep effectively registered for resale the shares issued as compensation under the Plan and the shares of Common Stock issued upon the exercise of options granted under the Plan.


                        Adopted by the Board of Directors
                                 August 3, 1998

                                                    By: /s/Walter G. Sanders
                                                        Walter Sanders
                                                        President/Director

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